Exhibit 10.6

                               PURCHASE AGREEMENT



         THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 6th day of February, 2006 by and among Cubic Energy, Inc. ("Cubic") on one hand ("Cubic"), and the both of Calvin Wallen III and Tauren Exploration, Inc. (collectively, "Tauren") on the other hand.

         WHEREAS, Tauren maintains mineral leaseholds, with working interests and net revenue interests derived therefrom, in (i). Township 14N, Range 15W, Sections 5, 6, 7 and 8 in Caddo Parish / Desoto Parish, Louisiana (the "4 SECTIONS") and in (ii). other areas in Northwest Louisiana as defined by the Area Of Mutual Interest Map attached hereto and incorporated herein as Exhibit "A";

         WHEREAS, on or about October 1, 2004, Cubic and Tauren previously effectuated a transaction involving mineral leaseholds, with working interests and net revenue interests derived therefrom, in Northwest Louisiana in Township 14N, Range 16W, Sections 24, 25, 26, Caddo Parish, Louisiana and in Township
14N, Range 15W, Sections 18, 19, 20, 29, 30, Caddo Parish, Louisiana (the "8 SECTIONS");

         WHEREAS, Cubic and Tauren agree to the Area Of Mutual Interest Map attached hereto as Exhibit "A", and understand that such Area Of Mutual Interest Map shall specifically carve out the 4 SECTIONS, the 8 SECTIONS, and all leaseholds in Township 16 North, Range 16 West (hereinafter, excluding the 4 SECTIONS; the 8 SECTIONS; and all leaseholds in Township 16 North, Range 16 West; to be understood to be the "AMI PROPERTY")

         WHEREAS, Tauren is willing to transfer, sell and assign to Cubic (i). a Thirty-Five Percent (35%) working interest in the 4 SECTIONS, (ii). a Forty-Nine Percent (49%) working interest in the AMI PROPERTY currently under mineral lease to Tauren and (iii). an option to acquire, at "cost", a Seventy Percent (70%) working interest in all mineral leases obtained by Tauren in the AMI PROPERTY subsequent to the date of this Agreement; in exchange for (v). US$3,500,000.00,
(w). 2,500,000 authorized, non-registered/restricted Cubic common shares, (x). a promissory note in the amount of US$1,300,000.00 payable in sixty (60) days;
(y). a carried interest for Tauren, for Tauren's share, for all wells drilled and completed in any of the 4 SECTIONS, 8 SECTIONS and the AMI PROPERTY in which Tauren maintains a working interest, in the amount of $2,100,000.00, and (z). granting a sixty (60) day exclusive option to transfer a Fifteen Percent (15%) working interest in the 4 SECTIONS and an additional Twenty-One Percent (21%) working interest in the AMI PROPERTY in exchange for an additional carried interest in the amount of $2,400,000.00 [on the same terms as described in 1.1(y) herein] and a sixty (60) month promissory note in the amount of $1,500,000.00; and WHEREAS, Cubic is willing to consummate such a transaction;

         AND, WHEREAS, it is expressly understood that this contemplated transaction is subject to (a) Cubic obtaining the necessary financing, in Cubic's sole judgment, to close the transaction; (b) the Cubic Special Committee approving this transaction, and (c) the Special Committee's receipt of a written opinion from its financial advisor as to the fairness, from a financial point of view, of the transactions to Cubic's common stockholders.

         NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, Tauren and Cubic do hereby agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.1 Tauren and Cubic agree that Tauren hereby sells, transfers and assign to Cubic (i). a Thirty-Five Percent (35%) working interest in the 4 SECTIONS, (ii). a Forty-Nine Percent (49%) working interest in the AMI PROPERTY currently under mineral lease to Tauren, and (iii). an option to acquire, at "cost", a Seventy Percent (70%) working interest in all mineral leases obtained by Tauren in the AMI PROPERTY subsequent to the date of this Agreement [as described in Section 1.4 below]; in exchange for Cubic (v). paying unto Tauren US$3,500,000.00 at the time of Closing, (w). issuing to Tauren 2,500,000 authorized, non-registered/restricted Cubic common shares at the time of Closing, (x). a carried interest for Tauren, for Tauren's share, for all wells drilled and completed in any of the 4 SECTIONS, 8 SECTIONS and the AMI PROPERTY in which Tauren maintains a working interest, in the amount of $2,100,000.00,
(y). executing a promissory note in the amount of US$1,300,000.00 payable in sixty (60) days, and (z). granting a sixty (60) day exclusive option to transfer a Fifteen Percent (15%) working interest in the 4 SECTIONS and an additional Twenty-One Percent (21%) working interest in the AMI PROPERTY in exchange for an additional carried interest in the amount of $2,400,000.00 [on the same terms as described in 1.1(y) herein] and a sixty (60) month promissory note in the amount of $1,500,000.00. TAUREN ACKNOWLEDGES THAT NONE OF THE COMMON SHARES ISSUED TO TAUREN FROM CUBIC HEREIN HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW; AND NONE OF THE SHARES MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO CUBIC, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. FURTHER, TAUREN ACKOWLEDGES THAT AS AN AFFILIATE OF CUBIC, IT MAY HAVE ADDITIONAL RESTRICTIONS AS TO ITS RIGHTS AND PRIVILEGES WITH RESPECT TO CUBIC SHARES ISSUED HEREUNDER.

         1.2 Cubic and Tauren agree that the promissory note in the amount of $1,300,000.00 (the "PROMISSORY NOTE") shall be in the form attached hereto and incorporated herein as Exhibit "B". Such PROMISSORY NOTE shall accrue interest at a rate of Twelve and One-Half Percent [12 1/2%] per annum on all unpaid



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

balances, and be due and payable in sixty (60) days from the date of this Agreement. Tauren hereby waives any and all liens that may arise because a portion of the purchase price is not being paid in full at the time of Closing.

         1.3 To expressly survive Closing, Tauren shall ensure that Cubic obtains and maintains all the same rights and privileges Tauren has contracted for with Fossil Operating, Inc., with respect to the Joint Operating Agreement covering the 8 SECTIONS and the AMI PROPERTY.

         1.4 For the good and valuable consideration of US$100.00, the receipt of which is hereby acknowledged by Tauren, for a period not to exceed ten (10) years from the date of the execution of this Agreement, Tauren gives unto Cubic an option to acquire, at "cost", a Seventy Percent (70%) working interest in all mineral leases, and only mineral leases, obtained by Tauren in the AMI PROPERTY subsequent to the date of this Agreement; with "cost" defined as the actual out-of-pocket costs plus the general and administrative costs incurred by Tauren to obtain all rights in such mineral leases. Such option shall expressly survive Closing.

         1.5 For the good and valuable consideration of US$100.00, the receipt of which is hereby acknowledged by Tauren, Tauren gives unto Cubic a sixty (60) day exclusive option to acquire an additional Fifteen Percent (15%) working interest in the 4 SECTIONS and an additional Twenty-One Percent (21%) working interest in the AMI PROPERTY in exchange for an additional carried interest in the amount of $2,400,000.00 [on the same terms as described in 1.1(y) herein] and a sixty (60) month promissory note in the amount of $1,500,000.00. In order to exercise such option, Cubic will have been required to raise an additional $5,000,000.00 in debt or in equity to satisfy the obligations as found in this paragraph [which aggregate of $5,000,000.00 shall include the monies raised to satisfy the PROMISSORY NOTE described in Section 1.2].

         1.6 With respect to the extent of the carried  interest as described in
Section 1.1(y) above, Cubic agrees to pay for Tauren's share of drilling and completion costs for all wells drilled or completed in any of the 4 SECTIONS, 8 SECTIONS and the AMI PROPERTY in which Tauren maintains a working interest, all the while Tauren maintains its right to it's share of the production and its working interest in that well.

         Should a balance remain regarding the US$2,100,000.00 carry interest provided to Tauren from Cubic, and should a material liquidating event occur with respect to the 4 SECTIONS, the 8 SECTIONS and/or the AMI PROPERTY, this balance shall be due and payable in cash from Cubic to Tauren at the time of closing of such material transaction.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF CUBIC

         Cubic represents and warrants to Tauren as follows:




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

         2.1 Authorization. Subject to Director and Special Committee approval, Cubic has the full power, capacity and authority to execute this Agreement and all other agreements and documents contemplated hereby, and to sell 2,500,000 shares of restricted common stock to Tauren.

         2.2 Organization, Qualification, Outstanding Company Stock. Cubic is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary. Cubic agrees to maintain the necessary authorized common shares to satisfy all of its obligations to Tauren hereunder.

         2.3 Compliance with Laws. Cubic (a) is in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the business, prospects, financial condition or results of operation or prospects of Cubic and (b) to the knowledge of Cubic, possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business in the manner in which and in the jurisdictions and places where such business is now conducted.

         2.4 Availability of Documents. Cubic has made available for inspection by Tauren and their representatives true, correct, and complete copies of the Articles Of Incorporation of Cubic and By-Laws of Cubic, and the corporate minute books of Cubic. Such corporate minute books contain the minutes of all of the meetings of shareholders, board of directors, and any committees of Cubic that have been held preceding the date hereof and all written consents to action executed in lieu thereof.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF TAUREN

         Tauren represents and warrants to Cubic as follows:

         3.1 Organization and Authorization. Tauren has all requisite power, capacity and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by Tauren and the consummation by Tauren of the transactions contemplated hereby have been duly authorized by Tauren and no other action on the part of Tauren is necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by Tauren and constitutes the valid and binding obligation of Tauren, enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) the remedy of specific performance



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

and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) rights to indemnification hereunder may be limited under applicable securities laws.

         3.2 8 SECTIONS, AMI PROPERTY Leases. Tauren possesses good and indefeasible title to the working interests and the mineral leaseholds being transferred to Cubic hereunder. Tauren has not sold, pledged, encumbered, gifted, devised, demised, granted, exchanged, leased, or otherwise assigned any of the mineral leaseholds and/or working interests being transferred to Cubic herein, with respect to both the 8 SECTIONS and the AMI PROPERTY; and, other than as listed on Schedule 3.2 herein, nor is Tauren aware [explicitly, constructively or otherwise] as to any adverse or competing claim to the mineral leaseholds and/or the working interests in any of the 8 SECTIONS, or in any of the AMI PROPERTY interests transferred hereunder.

         3.3 JOA. Tauren shall ensure that Cubic obtains and maintains all the same rights and privileges Tauren has contracted for with Fossil Operating, Inc., with respect to the Joint Operating Agreement covering the 8 SECTIONS and the AMI PROPERTY.

                                   ARTICLE IV
                       CONDITIONS TO OBLIGATIONS OF TAUREN

         The obligation of Tauren to trade the working mineral hereunder, shall be subject to the satisfaction of each of the following conditions at or prior to the Closing:

         4.1 Representations and Warranties. Each representation and warranty of Cubic contained in this Agreement and in any Schedule or other disclosure in writing from Cubic shall be true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

         4.2 Covenants of Cubic. All of the covenants and agreements herein on the part or the Cubic to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

                                    ARTICLE V
                       CONDITIONS TO OBLIGATIONS OF CUBIC

         The obligation of Cubic hereunder, shall be subject to the satisfaction of each of the following conditions at or prior to the Closing:

         5.1 Representations and Warranties. Each representation and warranty of Tauren contained in this Agreement and in any Schedule or other disclosure in writing from Tauren shall be true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.



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

         5.2 Covenants of Tauren. All of the covenants and agreements herein on the part or the Tauren to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

         5.3 Miscellaneous Conditions. Cubic obtaining the necessary financing, in Cubic's sole judgment, to close the transaction; the Cubic Special Committee approving this transaction; and the Special Committee's receipt of a written opinion from its financial advisor as to the fairness, from a financial point of view, of the transactions to Cubic's common stockholders.

                                   ARTICLE VI
                                     CLOSING

         6.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Cubic's counsel or such other location as is agreed to by Tauren and Cubic, on or before February 8, 2006 (the "Closing Date").

         6.2 Delivery At Closing. At Closing, or at any agreed time thereafter, Cubic shall deliver to Tauren: (i). US$3,500,000.00, (ii). a share certificate for 2,500,000 shares of Cubic restricted common stock and (iii). an executed copy of the PROMISSORY NOTE, in the form of Exhibit "B" hereto. At Closing, Tauren shall deliver to Cubic all indicia of all rights to the stated working interest in the 8 SECTIONS and the AMI PROPERTY.

                                   ARTICLE VII
                            INDEMNIFICATION OF CUBIC

         7.1 Cubic's Losses.

         (a) Tauren agrees to indemnify and hold harmless Cubic from, against and in respect of any and all Cubic's Losses (as defined below) suffered, sustained, incurred by or required to be paid by reason of any material representation or warranty made by Tauren or pursuant to this Agreement being breached.

         (b) "Cubic's Losses" shall mean all damages (including, without limitation, reasonable amounts paid in settlement with Tauren's consent, which consent may not be unreasonably withheld), losses, obligations, liabilities, liens, deficiencies, costs (including, without limitation, reasonable attorneys' fees), penalties, fines, interest, monetary sanctions and expenses, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce Cubic's right to indemnification hereunder.

         7.2 Notice of Loss. Tauren will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach or other matter which is asserted has been given to the Indemnifying Party (as defined below),



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

within the survival period as set forth in Section 8.10 herein, and, in addition, if such matter arises out of a suit, action, investigation, proceeding or claim, such notice is given promptly, but in any event within ten business days after the Indemnified Party (as defined below) is given notice of the claim or the commencement of the suit, action, investigation or proceeding. With respect to Cubic's Losses, Tauren shall be the Indemnifying Party, and Cubic shall be the Indemnified Parties.

         7.3 Right to Defend. Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at its own cost and expense, and the Indemnified Party must cooperate in any such defense or other action. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, thereafter to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof; provided, however, that the Indemnified Party must send a written notice to the Indemnifying Party of any such proposed settlement or compromise, which settlement or compromise the Indemnifying Party may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty
(30) day period shall be deemed an acceptance of such settlement or compromise. Notwithstanding the above, if (i) the Indemnifying Party is contesting such claim in good faith or (ii) the Indemnifying Party has assumed the defense from the Indemnified Party, the Indemnified Party may effect a settlement or compromise over the objection of the Indemnifying party by delivery to the Indemnifying party of a written waiver of the right to indemnification for those matters specifically at issue. If the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

         7.4 Cooperation. Tauren, Cubic, and each of their affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records



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

and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Entire Agreement. This Agreement (including the exhibits and schedules hereto), in conjunction with that agreement on or about October 1, 2004, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between Cubic and Tauren hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

         8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests, or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, and any purported assignment in violation of this Section 8.2 shall be null and void.

         8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         8.4 Headings. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         8.5 Construction. As used in this Agreement, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or other subdivision.

         8.6 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by Tauren and Cubic. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         8.7 Schedules, Etc. All exhibits and schedules annexed hereto are expressly made a part of this Agreement as though fully set forth herein.

         8.8 Notices. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally, (ii)



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sent by telecopy with  electronic  confirmation  of receipt,  (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

If to Cubic, to:

Jon Stuart Ross
9870 Plano Rd.
Dallas, Texas 75238
(972) 681-9687 facsimile

If to Tauren and/or Calvin Wallen III, to:

Calvin Wallen III
9870 Plano Rd.
Dallas, Texas 75238
(972) 279-6994 facsimile

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

         8.9 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES). VENUE SHALL LIE EXCLUSIVELY IN THE COURTS OF DALLAS COUNTY, TEXAS.

         8.10 Survival of Representations and Warranties. Unless otherwise explicitly so stated, all representations and warranties contained herein shall survive the Closing and shall continue in full force and effect thereafter for a period of three years following the Closing, except that the representations and warranties contained in Sections 2.1 and in Section 3.1 shall survive indefinitely.

         8.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be deemed modified to the minimum extent necessary to alleviate such illegality, invalidity, or unenforceability, with such modified provision treated as if originally contained herein, and the remaining provisions of this Agreement shall remain in full force and effect.

         8.12 Expenses. Tauren and Cubic shall each be solely responsible for their respective costs and expenses incurred in connection with the transactions contemplated hereby.



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         8.13 Number and Gender of Words.  Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         8.14 Further Assurances. From time to time after the Closing, at the request of any other party but at the expense of the requesting party, Cubic and Tauren agree to execute and deliver any such other instruments of conveyance, assignment and transfer, and take such other action as the other party may reasonably request in order to consummate or evidence the transactions contemplated hereby.

         8.15 1031 Like-Kind Exchange. Each party consents to the other party's assignment of its rights and obligations under this Agreement to its Qualified Intermediary (as that term is defined in Section 1.1031-1(g)(4)(v) of the Treasury Regulations), or its Qualified Exchange Accommodation Titleholder (as that term is defined in Rev. Proc. 2007-37), in connection with effectuation of a like-kind exchange. However, Seller and Purchaser acknowledge and agree that any assignment of this Agreement to a Qualified Intermediary or a Qualified Exchange Accommodation Titleholder does not release either party from any of their respective liabilities and obligations to each other under the Agreement. Each party agrees to cooperate with the other to attempt to structure the transaction as a like-kind exchange.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Cubic Energy, Inc.


/s/ Calvin Wallen, III
-------------------------------
Calvin Wallen, III
Chief Executive Officer



Tauren Exploration, Inc.


/s/ Calvin Wallen, III
-------------------------------
Calvin Wallen, III
President



/s/ Calvin Wallen, III
-------------------------------
Calvin Wallen, III

                             Exhibits and Schedules


Exhibit A         AMI Property
Exhibit B         Promissory Note
Exhibit C         Joint Operating Agreement

Schedule 3.2      Competing Or Adverse Claims